EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Announces Installation of Transmission Equipment Connecting Blue Creek Texas Wind Project to Electric Grid

PHOENIX, AZ – Thursday, October 1, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”), a wind power company in business to generate clean, renewable energy, today announced its application for the interconnection of the first phase of the Blue Creek wind power generation project to the electric grid has now been reviewed and approved by Southwestern Public Service Company (SPS), a subsidiary of Xcel Energy.

NACEL first submitted its plan of interconnection to SPS earlier in 2009 (see Company’s Form 8-K filed on June 18, 2009). After considering NACEL’s submission, SPS provided NACEL with a scope of work, including a detailed cost estimate of the transmission equipment and engineering resources required to accommodate the Blue Creek project. Following an internal review, NACEL then formally executed the necessary document from SPS, accepting the scope of work without revision, and additionally forwarded $135,000 for the immediate commencement of the work to be performed by SPS. SPS estimates a period of 24 weeks before all engineering and the installation and modification of equipment in conjunction with the interconnection is to be completed.

NACEL Energy’s Chief Executive Officer, Paul Turner, Ph.D., stated:

“NACEL’s work at our Blue Creek wind energy project, located in Moore County, Texas, began in 2008. In the months leading to today’s announcement, and in a time-frame understood in our industry to be tight, NACEL has nevertheless achieved an important project milestone; the commencement of the work required to connect Blue Creek to the electric grid.”

The Company cautions that additional milestones remain to be undertaken and completed prior to project commissioning (operations) at Blue Creek, anticipated for the third quarter of 2010, or later depending upon future events. Such milestones include the completion of the aforementioned interconnection work, obtaining a power purchase agreement and consummating turbine (debt) financing.

EXHIBIT 99.1

About NACEL Energy Corporation (OTC BB: “NCEN”)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its new Snowflake project in Arizona in addition to Leila Lakes, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle. NACEL Energy anticipates generating 120 MW, or more, of new wind power upon their completion. In addition, the Company is assessing the feasibility of additional project opportunities in Kansas, Illinois and internationally in the Dominican Republic. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

Visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848